Exhibit 99.1

Alder Announces $250 Million Committed Equity Financing

BOTHELL, Wash., Jan. 08, 2018 — Alder BioPharmaceuticals, Inc. (NASDAQ:ALDR), a biopharmaceutical company focused on developing novel therapeutic antibodies for the treatment of migraine, today announced that it has entered into a definitive preferred stock purchase agreement with certain institutional and other accredited investors affiliated with or managed by Redmile Group LLC. Under the terms of the agreement, the investors have committed to purchase up to $250 million of non-voting Class A Preferred Stock during the three-year term of the agreement, with an initial purchase of $100 million of Class A Preferred Stock. Purchases are subject to the satisfaction of customary closing conditions. Each share of Class A Preferred Stock is convertible into ten shares of Alder’s common stock upon certain conditions.

Alder intends to use the net proceeds from the financing to fund payments under Alder’s European patent settlement and global license agreement with Teva Pharmaceuticals International GmbH announced today, eptinezumab infusion commercialization-readiness activities, and for working capital and general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the Securities Act), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, Alder will enter into a registration rights agreement pursuant to which it will agree to file one or more registration statements with the Securities and Exchange Commission for the purpose of registering the resale of shares of common stock acquired by the investors upon conversion of the Class A Preferred Stock.

This press release is issued pursuant to Rule 135(c) under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Alder BioPharmaceuticals

Alder BioPharmaceuticals, Inc. is a clinical-stage biopharmaceutical company committed to transforming the treatment paradigm for patients with migraine and other serious neurological or inflammatory conditions.

Forward Looking Statements

This press release contains forward-looking statements, including, without limitation, statements relating to: planned and future sales of securities under the referenced purchase agreement, the anticipated benefits to Alder therefrom, and the obligations of the parties thereunder; and the expected receipt and use of proceeds from such sales. Words such as “commitment,” “intends,” or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this press release are based upon Alder’s current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: risks related to Alder’s compliance with its obligations under the referenced purchase agreement and registration rights agreement; risks related to the satisfaction of closing and other conditions to purchases by investors under the referenced purchase agreement; risks related to the potential failure of eptinezumab and ALD1910 to demonstrate safety and efficacy in clinical testing; Alder’s ability to conduct clinical trials and studies of eptinezumab and ALD1910 sufficient to achieve a positive completion; the availability of data at the expected times; the clinical, therapeutic and commercial value of eptinezumab and ALD1910; risks and uncertainties related to regulatory application, review and approval processes and Alder’s compliance with applicable legal and regulatory requirements; risks and uncertainties relating to the manufacture of eptinezumab; Alder’s ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Alder’s development and commercialization activities; the sufficiency of Alder’s capital and other resources; market competition; changes in economic and business conditions; and other factors discussed under the caption “Risk Factors” in Alder’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, which was filed with the Securities and Exchange Commission (SEC) on November 7, 2017, and is available on the SEC’s website at www.sec.gov. Additional information will also be set forth in Alder’s other reports and filings it will make with the SEC from time to time. The forward-looking statements made in this press release speak only as of the date of this press release. Alder expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Alder’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

Ashley Cadle

TogoRun

310-463-0143

a.cadle@togorun.com

Investor Relations Contacts:

Michael Schaffzin

Stern Investor Relations, Inc.

212-362-1200

michael@sternir.com